UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 31, 2006

Genuine Parts Company
__________________________________________
(Exact name of registrant as specified in its charter)

Georgia	001-05690	58-0254510
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2999 Circle 75 Pkwy, Atlanta, Georgia		30339
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	770.953.1700

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

2006 Salaries and Bonuses

On March 27, 2006, the Compensation, Nominating and Governance Committee of the Board of Directors of Genuine Parts Company (the "Company") approved the 2006 base salaries and target annual bonus awards for the Company’s executive officers.

The target annual bonus awards for the executive officers, expressed as a percentage of base salary, were established under the Company’s Annual Incentive Bonus Plan. Actual bonuses payable for fiscal year 2006 (if any) will vary depending on the extent to which the Company meets, exceeds, or falls short of performance goals relating to corporate net profit before tax.

A copy of the 2006 base salary and target bonus awards for the Company’s executive officers is furnished with this Current Report on Form 8-K as exhibit 99.1.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Genuine Parts Company

March 31, 2006	By:	Jerry W. Nix

Name: Jerry W. Nix
Title: Vice Chairman and CFO

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Exhibit Index

Exhibit No.	Description

99.1	2006 Base Salary and Target Bonus Table